UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-12

ALLIANCE BANCSHARES CALIFORNIA

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALLIANCE BANCSHARES CALIFORNIA

100 Corporate Pointe

Culver City, CA 90230

April 28, 2006

Dear Shareholders:

We cordially invite you to attend the 2006 Annual Meeting of Shareholders. The meeting will be held on Friday, May 26, 2006 at 10:00 A.M. at the Four Points Sheraton Hotel, 5990 Green Valley Circle, Culver City, California.

We have enclosed the Notice of the 2006 Annual Meeting of Shareholders, the Proxy Statement, a proxy card and a postage prepaid return envelope, a copy of our Form 10-KSB filed with the Securities and Exchange Commission and a copy of our 2005 Summary Annual Report to Shareholders.

At the meeting, you will be asked to elect eight directors and to ratify our selection of McGladrey & Pullen, LLP as our independent auditors for the fiscal year ending December 31, 2006. We will also report on our performance in 2005 and answer your questions regarding Alliance Bancshares.

We look forward to seeing you at the meeting.

Sincerely,

Curtis S. Reis
Chairman of the Board
Chief Executive Officer

ALLIANCE BANCSHARES CALIFORNIA

100 Corporate Pointe

Culver City, CA 90230

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held Friday, May 26, 2006

TO OUR SHAREHOLDERS:

The Annual Meeting of Shareholders of Alliance Bancshares California will be held on Friday, May 26, 2006 at 10:00 a.m. (California time) at the Four Points Sheraton Hotel, 5990 Green Valley Circle, Culver City, California.

At the Annual Meeting we will ask you to:

1.	Elect eight directors to serve for a term of one year and until their successors are elected and qualified. The persons nominated by the Board of Directors (Michael L. Abrams, Robert H. Bothner, Lyn S. Caron, Willie D. Davis, Curtis S. Reis, D. Gregory Scott, Andrew A. Talley, Robert H. Thompson) are described in the accompanying Proxy Statement;

2.	Ratify our selection of McGladrey & Pullen, LLP as our independent auditors for the year ending December 31, 2006; and

3.	Transact any other business that may properly be presented at the meeting.

If you owned Common Stock of Alliance Bancshares California on April 14, 2006, the record date, you are entitled to attend and vote at the meeting.

With regard to the election of directors, the Bylaws of Alliance Bancshares provide for the nomination of directors in the following manner:

“Nominations for election of members of the board may be made by the board or by any holder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting called for the election of directors) shall be made in writing and shall be delivered to the president of the corporation by the later of: (i) the close of business twenty-one (21) days prior to any meeting of the shareholders called for the election of directors: or (ii) ten (10) days after the date of the mailing of the notice of the meeting to shareholders. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the number of shares of capital stock of any bank, bank holding company, savings and loan association or other depository institution owned beneficially by the nominee of the notifying shareholder and the identities and locations of any such institutions; and (g) whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy or been adjudged bankrupt. The notification shall be signed by the nominating shareholder and by each nominee, and shall be accompanied by written consent to be named as a nominee for election as a director from each proposed nominee. Nominations not made in accordance with these procedures shall be disregarded by the chairperson of the meeting, and upon his or her instructions, the inspectors of elections shall disregard all votes cast for each such nominee. The foregoing requirements do not apply to the nomination of a person to replace a proposed nominee who has become unable to serve as director between the last day for giving notice in accordance with this paragraph and the date of the election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

By Order of the Board of Directors,

Michael L. Abrams
April 28, 2006	Corporate Secretary

IMPORTANT

THE PROMPT RETURN OF YOUR SIGNED PROXY WILL BE HELPFUL IN REDUCING EXPENSES INCIDENT TO OUR SOLICITATION OF PROXIES.

ALLIANCE BANCSHARES CALIFORNIA

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held Friday, May 26, 2006

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement and proxy card?

We sent you this Proxy Statement and the enclosed proxy card because you own shares of Alliance Bancshares California. This Proxy Statement, which is furnished by the Board of Directors of Alliance Bancshares California, provides you with information that will help you to cast your vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

When you sign the proxy card, you appoint each of Lyn S. Caron and Michael L. Abrams, Directors of Alliance Bancshares, as your representatives at the Annual Meeting (your proxies). Ms. Caron and Mr. Abrams will vote your shares at the Annual Meeting, as you have instructed them on your proxy card(s). If an issue comes up for vote at the Annual Meeting that is not on the proxy card, Ms. Caron and Mr. Abrams will vote your shares, under your proxy, in accordance with their best judgment.

We began sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on April 28, 2006 to all shareholders entitled to vote. Shareholders who owned Common Stock on April 14, 2006 (the record date) are entitled to vote. On the record date, there were 6,065,779 shares of Common Stock outstanding. This is our only class of voting stock outstanding.

We have enclosed our 2005 Summary Annual Report to Shareholders and our Form 10-KSB filed with the Securities and Exchange Commission, which includes our financial statements. The Summary Annual Report and Form 10-KSB are not to be considered part of the soliciting materials.

What am I voting on?

We ask you to vote on the election of eight directors and our selection of independent auditors for 2006. The sections entitled “Election of Directors” and “Ratification of Selection of Independent Auditors” give you more information on these proposals.

At the time this Proxy Statement was printed, we knew of no other matters to be acted on by the shareholders at the Annual Meeting.

How many votes do I have?

You have one vote for each share of our Common Stock. In the election of directors, you may be permitted to “cumulate” your votes.

What is “cumulative voting”?

Cumulative voting is a manner of voting in the election of directors in which each shareholder is entitled to a total number of votes equal to the number of directors to be elected multiplied by the number of votes the shareholder would have on a single matter. The number of votes a shareholder has on a single matter is the number of shares of Common Stock held by the shareholder. For example, if you hold 1,000 shares of Common Stock, you are entitled to 8,000 total votes in the election of directors (eight—the number of directors—multiplied by one vote per share of Common Stock, or 8,000 votes). A shareholder may use all of his or her votes for one nominee, or may distribute his or her votes among two or more nominees as the shareholder sees fit. No shareholder may cumulate votes unless at least one shareholder gives notice at the Annual Meeting of his or her intention to cumulate votes.

Ms. Caron and Mr. Abrams (your proxies) may, in their discretion, cumulate votes for shares with respect to which they have proxies.

How are abstentions and broker non-votes treated?

Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for purposes of determining the presence of a quorum. Abstentions and broker non-votes have no effect on the election of directors or the ratification of the selection of independent auditors.

How can I vote?

You may vote by mail

Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR the election of the nominees for directors identified in this Proxy Statement and FOR the selection of McGladrey & Pullen, LLP as our independent auditors for 2006.

You may vote in person at the meeting

You may attend the Annual Meeting and vote in person. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Otherwise, we cannot count your votes.

May I revoke my proxy?

If you have returned your signed proxy card, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:

•	You may send in another proxy with a later date;

•	You may notify our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	You may vote in person at the Annual Meeting.

How will shares I hold in street name be voted?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares. Brokerage firms have authority to vote customers’ shares on certain “routine” matters, including the election of directors. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters or leave your shares unvoted.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you have more than one account at the transfer agent and/or with stockbrokers, you will receive separate proxy cards for each account. Please sign and return all proxy cards to ensure that all your shares are voted.

How many votes may be cast at the Annual Meeting?

Based on the number of shares of Common Stock outstanding on the record date, up to 6,065,779 votes may be cast on any matter.

How many shares do you need to hold the Annual Meeting (what are the quorum requirements)?

Shares representing a majority of our outstanding votes on the record date of April 14, 2006 must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. Accordingly, a quorum will be 3,032,890 shares.

Shares are counted as present at the meeting if the stockholder either:

•	is present at the meeting; or

•	has properly submitted a proxy card.

Who nominates individuals for election to the Board of Directors?

Our bylaws state that nominations for the election of individuals to the Board of Directors may be made by the Board of Directors or by any holder of our voting stock. Nominations, other than those made by the Board of Directors, must be made in writing. If you wish to make such nominations, your notice must be received by the President of Alliance Bancshares by no later than 21 days prior to the Annual Meeting or 10 days after the Notice of Annual Meeting is sent to shareholders. The complete requirements for nominations are set forth in the Notice of Annual Meeting accompanying this Proxy Statement.

If nominations to the Board of Directors are not made as outlined above, the Chairman of the meeting must disregard the nominations and instruct the inspectors of election to disregard all votes cast for such nominees.

How many votes must the director nominees have to be elected?

The eight nominees receiving the highest number of votes will be elected as directors. This number is called a plurality. If you do not vote for a particular nominee, or you withhold authority to vote for a particular nominee on your proxy card, your vote will not count either “for” or “against” the nominee.

How many votes are required to ratify the selection of auditors?

The selection of McGladrey & Pullen, LLP will be ratified if a majority of the votes cast on the selection are in favor of ratification.

Who pays the costs of soliciting these proxies?

We pay for distributing and soliciting proxies and reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Our directors, officers and regular employees may solicit proxies in person, through mail, telephone or other means. We do not pay those individuals additional compensation for soliciting proxies.

ELECTION OF DIRECTORS

Our bylaws state that the Board of Directors will consist of not less than six directors nor more than eleven directors, with the exact number fixed from time to time by the Board or by the shareholders. The Board of Directors has fixed the number of directors at eight as of the Annual Meeting.

The Board has nominated the eight current directors for re-election. Each nominee has indicated that he or she is willing to serve as a director. If any nominee is unable to serve or for good cause will not serve, Ms. Caron or Mr. Abrams (your proxies) may vote for another nominee proposed by the Board or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his or her term, the Board may fill the vacancy. It is presently intended that all directors elected at the Annual Meeting will also serve as directors of Alliance Bank.

Information About the Nominees

The following information is provided regarding the nominees.

Name	Age at 4/14/06	Year First Elected or Appointed Director of Bancshares/ Bank	Principal Occupation
Michael L. Abrams	61	2000/1980	Mr. Abrams is an attorney specializing in civil litigation since 1971. Since March 1990, he has conducted his practice as the owner of a law firm known as, at various times since 1990, the Law Offices of Michael L. Abrams and the law firm of Abrams & Burman.

Robert H. Bothner	76	2000/1989	Mr. Bothner was in the securities business from 1956 to 1988, and served as Chairman of Sutro & Co., Inc., a securities dealer and investment banking firm, from July 1986 until his retirement on December 31, 1988.

Lyn S. Caron	61	2000/1986	Ms. Caron has been with Alliance Bank since 1980, including serving as an Executive Vice President since 1999. She has also been an Executive Vice President of Alliance Bancshares since it was formed in 2001.

Willie D. Davis	69	2000/1979	Mr. Davis is, and has been since 1977, President of All Pro Broadcasting, Inc., owner-operator of radio stations KCXX-FM in San Bernardino, California, KATY-FM in Temecula, California and WZI-FM, WLUM-FM and WMCS-AM in Milwaukee, Wisconsin. Mr. Davis is a member of the Board of Directors of Sara Lee Corporation, Dow Chemical Co., Johnson Controls, MGM Mirage, Manpower, Inc., Fidelity National Financial, Inc. and Checker’s, Inc. Mr. Davis also serves as a trustee of the University of Chicago and Marquette University.

Curtis S. Reis	71	2000/1986	Mr. Reis has been Chief Executive Officer of Alliance Bancshares since it was formed in 2001 and was President from 2001 until October 31, 2005. He has also served as Chief Executive Officer of Alliance Bank since 1986 and Chairman of Alliance Bank since 1991. Mr. Reis has been a commercial banker for over 45 years, 24 of which were with Bankers Trust Company, New York City, and six years with Crocker Bank, Los Angeles. Mr. Reis has served as a director of the California Bankers’ Association since 1990, and is a past Chairman.

Name	Age at 4/14/06	Year First Elected or Appointed Director of Bancshares/ Bank	Principal Occupation
D. Gregory Scott	50	2000/1990	Mr. Scott is a certified public accountant who has been a self-employed investor since 1998. From 1985 to 1998 he was General Manager and Chief Financial Officer of Shapell & Webb, a real estate investment and management company.

Andrew A. Talley	50	2003/2003	Mr. Talley has been President of Talley & Company, Certified Public Accountants, located in Orange, California, since 1989. He is a certified public accountant and an attorney.

Robert H. Thompson	69	2000/1986	Mr. Thompson is currently an owner and, since 1960, has been a partner of the Hal Thompson Company, a commercial and industrial real estate brokerage firm in the Los Angeles metropolitan area.

Board Meetings

The Board of Directors met 12 times during fiscal year 2005. No director attended less than 75% of all meetings held in 2005 of the Board of Directors and committees on which he or she served.

Board Committees

The following information is provided regarding certain Board committees standing during 2005.

Audit Committee.    The members of the Audit Committee in 2005 were Messrs. Scott (Chairman), Talley and Bothner. The Audit Committee held six meetings during 2005. The functions of the Audit Committee and its activities during fiscal 2005 are described below under the heading “Report of the Audit Committee.”

The Board of Directors has determined that Mr. Scott is an “audit committee financial expert” as that term is defined in Regulation S-B of the Securities and Exchange Commission. The Board of Directors has also determined that each current member of the Audit Committee is “independent” within the meaning of Rule 10A-3 under the Securities Exchange Act of 1934 and under the rules of the NASD (although such rules are not applicable to Alliance Bancshares because its common stock is not listed on the Nasdaq Stock Market).

The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter was attached to the 2005 Proxy Statement.

Compensation and Nominating Committee.    The members of the Compensation and Nominating Committee are Messrs. Davis (Chairman), Bothner, Talley and Abrams. Each of these directors is considered “independent” under the rules of the NASD. The Compensation and Nominating Committee met five times during 2005. The purposes of the Compensation Committee are to: (i) review not less than annually the performance and compensation of our executive officers; (ii) make recommendations to the Board of Directors regarding the compensation of our executive officers; (iii) establish the amount and criteria for bonuses; (iv) recommend to the Board of Directors individuals to fill vacancies created by the resignation of directors or the expansion of the Board; and (v) recommend the slate of directors to be nominated by the Board of Directors for election at annual meetings of shareholders. The Compensation and Nominating Committee has a Charter. A copy of the Charter attached as Appendix A to this Proxy Statement, and the Charter is not available on the Company’s website.

The Compensation and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board. The Compensation and Nominating Committee believes that members of the Board should have the highest professional and personal ethics and values. When considering candidates for director, the Compensation and Nominating Committee takes into account a number of factors in addition to the foregoing, including the following:

•	Judgment, skill, integrity and reputation;

•	Experience at policy-making level in business, government or education;

•	Experience in banking and the businesses targeted by us for lending and deposit relationships;

•	Independence from management;

•	Willingness to devote the required amount of time to perform duties and responsibilities of a director and a commitment to enhancing shareholder value;

•	Willingness to represent the interests of all shareholders;

•	Existing commitments to other businesses;

•	Actual or potential conflicts of interest with other pursuits;

•	Corporate governance background;

•	Financial and accounting background, to enable the Compensation and Nominating Committee to determine whether the candidate would be suitable for Audit Committee membership;

•	Executive compensation background, to enable the Compensation and Nominating Committee to determine whether the candidate would be suitable for membership on the Compensation and Nominating Committee; and

•	Size and composition of the existing Board.

The Compensation and Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time, and not all of the above factors are weighted equally. The Compensation and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Compensation and Nominating Committee will periodically assess the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other factors. If vacancies are anticipated, or otherwise arise, or the size of the Board is expanded, the Compensation and Nominating Committee will consider various potential candidates for director. Candidates may come to the attention of the Compensation and Nominating Committee through current Board members or management, shareholders or other persons. These candidates will be evaluated at regular or special meetings of the Compensation and Nominating Committee, and may be considered at any point during the year.

The Compensation and Nominating Committee will consider candidates for directors recommended by shareholders who follow the proper procedures in submitting the recommendation. To be considered for election at an annual meeting, the recommendation must be submitted no later than January 31 of the year in which the meeting will be held. The recommendation must by in writing addressed to the Corporate Secretary and must include the following: (i) a statement that the writer is a stockholder and is proposing a candidate for consideration by the Compensation and Nominating Committee; (ii) name and contact information for the candidate; (iii) a statement of the candidate’s business and educational experience; (iv) information regarding each of the factors listed above (other than the factor regarding board size and composition) sufficient to enable the Compensation and Nominating Committee to evaluate the candidate; (v) a statement detailing any relationship between the candidate and any competitor of Alliance Bancshares and its subsidiaries; (vi) detailed information about any relationship or understanding between the writer and the candidate; and (vii) statement that the candidate is willing to be considered and is willing to serve as a director if nominated and elected.

Stockholders may personally nominate directors at an annual meeting by following the procedures for stockholder nominations set forth in the Bylaws, which are set forth under “Information about the Annual Meeting and Voting—Who nominates individuals for election to the Board of Directors?”

Compensation of Directors

Alliance Bancshares does not pay cash fees to its directors but from time to time grants options to its non-employee directors under its stock plans. In 2005, options to purchase an aggregate of 25,000 were granted to non-employee directors.

Alliance Bank compensates its non-employee directors. In 2005, Alliance Bank paid non-employee directors an annual retainer of $12,000, a fee of $1,000 for each Board meeting attended and a fee of $500 for each Board committee meeting attended ($1,000 for the Chairman of the Audit Committee for each Audit Committee meeting attended). In 2005, Alliance Bank paid fees aggregating $151,900 to non-employee directors.

Director Attendance at Annual Meetings

We typically schedule a board meeting in conjunction with our Annual Meeting and expect that our directors will attend, absent a valid business or personal conflict. All of the directors attended our 2005 Annual Meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the election of the Board nominees.

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected McGladrey & Pullen, LLP as our independent auditors for the year ending December 31, 2006. We are asking the shareholders to ratify this selection.

McGladrey & Pullen, LLP audited our financial statements for the years ended December 31, 2005 and 2004. We expect a representative from McGladrey & Pullen, LLP will be present at the Annual Meeting. We will provide the representative with the opportunity to make a statement if desired and to respond to appropriate questions by shareholders.

We paid the following fees to McGladrey & Pullen, LLP in 2004 and 2005:

	2004	2005
Audit fees	$50,000	$170,000
Audit-related fees	2,000	2,000
Tax fees	42,200	26,500
All other fees(1)	—	2,000

(1)	Includes review of 8-Ks and consents for Form S-8.

It is the policy of the Audit Committee that it must pre-approve all audit and non-audit services by the independent auditor. The Audit Committee has delegated to the Chairman of the Committee the authority to approve certain non-audit services. All of the services performed by McGladrey & Pullen, LLP in 2004 and 2005 were pre-approved by the Audit Committee.

Recommendation of the Board of Directors

The Board of Directors recommends that you vote “FOR” the ratification of the selection of McGladrey & Pullen, LLP as our independent auditors for the year ending December 31, 2006.

The ratification of the selection of McGladrey & Pullen requires the affirmative vote of the holders of a majority of the number of shares voting on this matter. If the shareholders do not ratify the selection, the adverse vote will be deemed to be an indication to the Audit Committee that it should consider selecting other independent auditors for 2006. Because of the difficulty and expense of substituting accounting firms, it is the intention of the Audit Committee that the appointment of McGladrey & Pullen, LLP for the year 2006 will stand unless, for a reason other than the adverse vote of the shareholders, the Audit Committee deems it necessary or appropriate to make a change. The Audit Committee also retains the power to appoint another independent auditor at any time or from time to time if it determines it is in our best interests.

OTHER INFORMATION

Security Ownership of Principal Shareholders and Management

The following table provides information as of the record date regarding the Common Stock , the 7% Series A Non-Cumulative Convertible Preferred Stock (the “Series A Preferred”) and the 6.82% Series B Non-Cumulative Convertible Preferred Stock (the “Series B Preferred”) owned by: (i) each person we know to beneficially own more than 5% of the outstanding Common Stock; (ii) each of our directors and nominees for director; (iii) each of our executive officers named in the Summary Compensation Table included in this Proxy Statement; and (iv) all of our executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, to our knowledge each person identified in the table has sole voting and investment power with respect to the shares shown as beneficially owned.

Name and Address of Beneficial Owner(1)	Common Stock Beneficially Owned		Percent of Class	Series A Preferred Beneficially Owned	Percent of Class	Series B Preferred Beneficially Owned	Percent of Class
Michael L. Abrams	120,750	(2)	2.0%	10,000	1.4%	6,100	0.9%
Robert H. Bothner	129,403	(3)	2.1	7,000	1.0	6,000	0.9
Lyn S. Caron	116,600	(4)	1.9	5,000	0.7	6,000	0.9
Willie D. Davis	559,373	(5)	9.2	14,000	1.9	6,000	0.9
Curtis S. Reis	949,345	(6)	15.6	9,000	1.2	4,000	0.6
D. Gregory Scott	142,671	(7)	2.3	10,000	1.4	10,000	1.5
Andrew A. Talley	17,000	(8)	0.3	10,000	1.4	6,000	0.9
Robert H. Thompson	299,909	(9)	4.9	5,000	0.7	20,000	3.0
Daniel T. Jackson	44,000	(10)	0.7	2,500	0.3	2,000	0.3
Daniel L. Erickson	10,350	(11)	0.2	2,500	0.3	2,000	0.3
David C. Holmes	6,000	(12)	0.1	—	—	—	—
Pamela Reis c/o Curtis Reis 100 Corporate Pointe Culver City 90230	807,830	(13)	13.3	15,000	2.0	2,000	0.3
All directors and executive officers as a group (11 persons)	2,389,401	(14)	37.8	75,000	10.2	68,100	10.2

(1)	The business address of each director and executive officer is c/o Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.
(2)	Includes: (i) 30,000 shares that may be acquired upon exercise of options: (ii) 10,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,100 shares that may be acquired upon conversion of the Series B Preferred.
(3)	Includes: (i) 11,000 shares that may be acquired upon exercise of options; (ii) 7,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.
(4)	Includes: (i) 50,000 shares that may be acquired upon exercise of options; (ii) 5,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.
(5)	Includes: (i) 10,000 shares that may be acquired upon exercise of options; (ii) 14,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.
(6)	Includes 772,830 shares, including 9,000 shares that may be acquired upon conversion of the Series A Preferred and 4,000 shares that may be acquired upon conversion of the Series B Preferred, held by the Reis Family Trust, with respect to which Mr. Reis shares voting and investment power with his spouse, Pamela Reis, as co-trustee.

(7)	Includes: (i) 10,000 shares that may be acquired upon conversion of the Series A Preferred; and (ii) 10,000 shares that may be acquired upon conversion of the Series B Preferred.
(8)	Includes: (i) 1,000 shares that may be acquired upon exercise of options; (ii) 10,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 6,000 shares that may be acquired upon conversion of the Series B Preferred.
(9)	Includes: (i) 10,000 shares owned by a partnership of Mr. Thompson and his children; (ii) 5,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 20,000 shares that may be acquired upon conversion of the Series B Preferred.
(10)	Includes: (i) 8,000 shares that may be acquired upon exercise of options; (ii) 2,500 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 2,000 shares that may be acquired upon conversion of the Series B Preferred.
(11)	Includes (i) 5,000 shares that may be acquired upon exercise of options; (ii) 2,500 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 2,000 shares that may be acquired upon conversion of the Series B Preferred.
(12)	Includes 6,000 shares that may be acquired upon exercise of options.
(13)	Includes: (i) 6,000 shares that may be acquired upon conversion of the Series A Preferred; (ii) 2,000 shares that may be acquired upon conversion of the Series B Preferred; and (iii) 772,830 shares, including 9,000 shares which may be acquired upon conversion of the Series A Preferred and 4,000 shares that may be acquired upon conversion of the Series B Preferred, held by the Reis Family Trust, with respect to which Ms. Reis shares voting and investment power with her spouse, Curtis S. Reis, as co-trustee.
(14)	Includes: (i) 115,000 shares that may be acquired upon exercise of options; (ii) 75,000 shares that may be acquired upon conversion of the Series A Preferred; and (iii) 68,100 shares that may be acquired upon conversion of the Series B Preferred.

Compliance with Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and 10% shareholders to file reports with the Securities and Exchange Commission on changes in their beneficial ownership of Common Stock and to provide us with copies of the reports. Based on our review of these reports, we believe that all of these persons have filed all required reports on a timely basis in 2005.

Executive Officers

Our executive officers are Curtis S. Reis, Daniel T. Jackson, Lyn S. Caron, Daniel L. Erickson and David C. Holmes. The biographies of Mr. Reis and Ms. Caron are included under the section “Election of Directors.”

Mr. Jackson (age 47) has been employed by Alliance Bank since 1997, and was appointed President/Chief Operating Officer of Alliance Bancshares and Alliance Bank as of November 1, 2005. From 1999 to 2005, he was Executive Vice President and Chief Credit Officer of Alliance Bancshares California and the Bank.

Mr. Erickson (age 61), who is a certified public accountant, was appointed Executive Vice President and Chief Financial Officer of Alliance Bancshares California and Alliance Bank in 2002. From 1998 to 2002 he was the Executive Vice President and Chief Financial Officer of Pacific Mercantile Bank, Costa Mesa, California.

Mr. Holmes (age 64) was appointed Executive Vice President in 2005. Mr. Holmes has been employed with the Company since 1998 as Senior Vice President and Regional Manager of the Orange County Regional Office.

Compensation of Executive Officers

The following table shows certain information regarding compensation paid during the last three years to the Chief Executive Officer and each person who was an executive officer at the end of 2005 whose salary and bonus exceeded $100,000 during 2005 (the “Named Executive Officers”).

Summary Compensation Table

				Long-Term Compensation
		Annual Compensation		Securities, Underlying Options/ SARs(#)
	Year				All Other Compensation($)(2)
Name and Principal Position		Salary(s)	Bonus($)(1)
Curtis S. Reis Chief Executive Officer and President(3)	2005	$225,000	$242,000	—	$10,900
	2004	$190,000	$144,000	15,000	$7,900
	2003	$173,333	$93,391	25,000	$7,400

Daniel T. Jackson President/Chief Operating Officer; Executive Vice President/Chief Credit Officer(4)	2005	$209,600	$227,104	5,000	$14,000
	2004	$155,000	$133,900	10,000	$9,500
	2003	$144,333	$76,601	—	$7,900

Lyn S. Caron Executive Vice President	2005	$133,000	$56,871	5,000	$8,600
	2004	$120,667	$44,000	—	$6,100
	2003	$114,000	$48,625	—	$6,400

Daniel L. Erickson Executive Vice President and Chief Financial Officer	2005	$160,000	$70,000	5,000	$8,900
	2004	$116,000	$44,080	5,000	$5,600
	2003	$111,333	$20,226	10,000	$4,800

David C. Holmes(5) Executive Vice President	2005	$159,600	$82,631	10,000	$7,000

(1)	Includes, in addition to discretionary bonuses, commissions for the generation of eligible new business.
(2)	Represents amounts contributed by the Bank under the Alliance Bank Employees’ Savings Plan, described below.
(3)	Mr. Reis was President through October 31, 2005.
(4)	Mr. Jackson was appointed President /Chief Operating Officer as of November 1, 2005.
(5)	Mr. Holmes was appointed Executive Vice President in 2005.

The following table sets forth certain information with respect to options granted during 2005 by the Named Executive Officers:

2005 Option Grants

Name	No. of Securities Underlying Options/ SARs Granted(1)	% of Total Options/ SARs Granted to Employees in Fiscal Year		Exercise or Base Price ($/Share)		Expiration Date
Curtis S. Reis	—	—			—	—
Daniel T. Jackson	5,000	3.8%			$15.75	10/28/15
Lyn S. Caron	5,000	3.8%			$11.00	5/18/15
Daniel L. Erickson	5,000	3.8%			$15.75	10/28/15
David C. Holmes	5,000 5,000	3.8 3.8	% %	$ $	11.00 15.75	5/18/15 10/28/15

(1)	Each of these options vests at the rate of 20% per year.

The following table sets forth certain information regarding options exercised during 2005 by the Named Executive Officers and the options held by the Named Executive Officers at year-end.

2005 Option Exercises and Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized	Number of Securities Underlying Unexercised Options/ SARs at Fiscal Year End (#)		Value of Unexercised In-the-Money Options/SARs at Fiscal Year End ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Curtis S. Reis	13,000	$74,500	0	27,000	0	$135,600
Daniel T. Jackson	3,000	$33,450	8,000	14,000	$72,200	$30,600
Lyn S. Caron	—	—	50,000	5,000	$597,500	$10,800
Daniel L. Erickson	—	—	5,000	15,000	$32,350	$45,900
David C. Holmes	—	—	6,000	14,000	$62,400	$14,400

(1)	In accordance with Securities and Exchange Commission rules, the value of unexercised “in-the-money” options is the difference between the closing sale price of the Common Stock on December 31, 2005 ($13.15 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

2005 Equity Incentive Plan

The 2005 Equity Incentive Plan (the “2005 Plan”) provides for the issuance of up to 450,000 shares of Common Stock (or Common Stock equivalents) to our directors, employees, consultants and advisors. The purpose of the 2005 Plan is to encourage selected employees, directors, consultants and advisors to accept and continue employment with us and our affiliates and to increase their interest in our welfare with the ability to participate in the growth of the value of our Common Stock.

The 2005 Plan may be administered by either our Board of Directors or, at the discretion of our Board, a committee of our Board (the “Administrator”). Our Board has delegated administration of the 2005 Plan to its Compensation and Nominating Committee. The Administrator has broad discretion and authority in administering the 2005 Plan.

The Administrator may authorize the following types of awards under the 2005 Plan: (1) the grant of “incentive” stock options, which are options intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (“ISOs”); (2) the grant of options which do not meet those requirements (“Non-Qualified Options”); (3) the sale of Common Stock (“Restricted Stock”); and (4) the grant of stock appreciation rights (“SARs”). No person may receive options, SARs or Restricted Stock in any 12-month period for more than 100,000 shares.

The exercise price of any option, or the base value of any SAR, may not be less than the fair market value of the Common Stock on the date of grant (110% of the fair market value for options granted to 10% shareholders). No option or SAR may be exercised more than 10 years after the date of grant (five years with respect to options granted to 10% shareholders). No option may be transferred or assigned without the consent of the Administrator except by will or the laws of descent and distribution. The exercise price of options may be paid in cash or, with the consent of the Administrator, by a full recourse promissory note, delivery of other shares of Common Stock (including shares acquired upon exercise of the related options), or by cashless exercise, to the extent and subject to applicable regulations.

Restricted Stock may be sold at a sales price not less than the fair market value of the Common Stock on the date of sale. The Administrator determines the terms and conditions of the sale, including the consideration for the Restricted Stock, which may include cash, promissory notes and services.

The Plan will terminate on March 24, 2015. The termination of the Plan will not affect any outstanding option, SAR or Restricted Stock sale.

1996 Combined Incentive and Non-Qualified Stock Option Plan

The 1996 Combined Incentive and Non-Qualified Stock Option Plan (the “1996 Plan”) provided for the issuance of up to 800,000 shares of Common Stock upon the exercise of options granted to our directors, officers and employees. The 1996 Plan terminated in February 2006. The termination of the 1996 Plan had no effect on outstanding options.

Employee Savings Plan

Although Alliance Bancshares does not have an employees’ savings plan, our employees participate in the Alliance Bank Employees’ Savings Plan, a defined contribution/salary reduction 401(k) plan that became effective in November 1983. Under the Alliance Bank Employees’ Savings Plan, all full-time employees who have completed one month of service are eligible to contribute to the Plan. Alliance Bank currently matches 100% of employee contributions up to 5% of gross monthly salary. This Plan was established as a means for eligible employees to save for their retirement. Participants select from several investment options, none of which provides for investment in the stock of either Alliance Bancshares or Alliance Bank.

Certain Relationships and Related Transactions

From time to time we have made loans to directors and executive officers. All of these loans, which were either made or were outstanding in 2005, were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. These loans do not involve more than the normal risk of collectability or present other unfavorable features.

Code of Ethics

We have a code of ethics that applies to our officers and employees. We will provide without charge a copy of the code of ethics to any person who so requests by a letter addressed to the Corporate Secretary, Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Alliance Bancshares California specifically incorporates this Report by reference therein.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. In this connection, the Audit Committee assists the Board in oversight of the Alliance Bancshares’ accounting and financial reporting, internal controls and the audit of the financial statements. The Audit Committee advises the Board of Directors in the selection, evaluation and replacement of independent auditors to the Board of Directors, approves all non-audit services and fees for audit and non-audit services charged by the independent auditors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 2005 (the “2005 Form 10-K”) filed with the Securities and Exchange Commission, as well as the unaudited financial statements filed with our quarterly reports on Form 10-QSB during 2005. The Audit Committee also met and discussed with the independent auditors the matters required to be discussed by Statements on Accounting Standards (SAS) No. 61. These discussions included the clarity of the disclosures made therein, the underlying estimates and assumptions used in the financial reporting, and the reasonableness of the significant judgments and management decisions made in developing the financial statements. In addition, the Audit Committee has discussed with the independent auditors their independence from the Alliance Bancshares and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 which were provided to the Audit Committee.

The Audit Committee also met and discussed with the independent auditors issues related to the overall scope and objectives of the audit, internal controls, the specific results of the audit investigation, critical accounting policies and the subjective judgments utilized in the preparation of the financial statements. Management attended some or all of each of these meetings.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the 2005 Form 10-K filed with the Securities and Exchange Commission.

Management is responsible for Alliance Bancshares’ financial reporting process, including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Alliance Bancshares’ independent auditors are responsible for auditing those financial statements. The responsibility of the Audit Committee is to monitor and review these processes. It is neither the duty nor responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. The members of the Audit Committee are not employees of Alliance Bancshares and they may not be, and they do not represent themselves to be or to serve as, accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditors included in their report on Alliance Bancshares’ financial statements. The oversight by the Audit Committee does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s consultations and discussions with management and the independent auditors do not assure that Alliance Bancshares’ financial statements are presented in accordance with generally accepted accounting principles, that the audit of Alliance Bancshares financial statements has been carried out in accordance with generally accepted auditing standards or that Alliance Bancshares’ independent accountants are in fact “independent.”

Respectfully submitted by the Audit Committee.

/s/ D. Gregory Scott, Chairman
/s/ Robert H. Bothner
/s/ Andrew A. Talley

SHAREHOLDER COMMUNICATIONS WITH DIRECTORS

Shareholders who want to communicate with the Board of Directors or any individual Director should write to: Corporate Secretary, Alliance Bancshares California, Culver City, California 90230. The letter should indicate that you are a shareholder of Alliance Bancshares California, and set forth the number of shares you hold and how the shares are held if they are not registered in your name. Depending upon the subject matter, the Corporate Secretary will:

•	Forward the communication to the Director or Directors to whom it is addressed;

•	Delegate the inquiry to management where it is a request for information about us or a stock-related matter; or

•	Not forward the communication, if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic, or is repetitive or redundant.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If you wish to submit a proposal to be included in our proxy statement for the 2007 Annual Meeting of Shareholders, we must receive it on or before January 1, 2007. Please address your proposal to: Corporate Secretary, Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

OTHER MATTERS

Management does not know of any matters to be presented to the Meeting other than those set forth above. However, if other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote said proxy in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-KSB

Alliance Bancshares California will furnish without charge a copy of its Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission, including the financial statements and financial statement schedules thereto, to any shareholder who so requests by writing to Corporate Secretary, Alliance Bancshares California, 100 Corporate Pointe, Culver City, California 90230.

By Order of the Board of Directors

Michael L. Abrams
Corporate Secretary

Dated: April 28, 2006

APPENDIX A

ALLIANCE BANCSHARES CALIFORNIA

COMPENSATION AND NOMINATING COMMITTEE

CHARTER

October 2005

1. Purpose and Objective

The Compensation and Nominating Committee (the “Committee”) is a committee of the Board of Directors (the “Board”) of Alliance Bancshares California (the “Company”). The purposes of the Committee are to: (a) discharge the Board’s responsibilities relating to the compensation of the executive officers of the Company and its subsidiaries; and (b) be primarily responsible for identifying individuals qualified to serve as members of the Board and recommending to the Board the persons to be nominated by the Board as nominees for director at each annual meeting of shareholders of the Company.

2. Membership

A. The Board shall determine the size of the Committee, provided that the Committee shall consist of at least two members. Each member of the Committee must: (a) be a “non-employee director” as defined in Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended; (b) be an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended; and (c) meet the qualification requirements of any other applicable laws or regulations, including the rules and the requirements of the Securities and Exchange Commission (“SEC”).

B. If the Company’s securities are listed on a national securities exchange or the Nasdaq Stock Market, the composition of the Committee, and the members of the Committee, must comply with applicable requirements of the exchange or Nasdaq Stock Market.

C. The Board shall appoint the members of the Committee, who shall serve at the pleasure of the Board. Unless the Board selects a Chairperson, the members of the Committee may designate a Chairperson by majority vote.

3. Meetings

A. The Committee shall meet as often as it determines is necessary or appropriate, but no less frequently than annually. Any member of the Committee may call a meeting.

B. The Chairperson (or in his or her absence, a member designated by the members attending the meeting) shall preside at each meeting of the Committee and set the agenda for the meeting.

C. A majority of the total number of members of the Committee will constitute a quorum at all Committee meetings.

D. The provisions of the Company’s Bylaws that govern the conduct of Board committees shall govern the Committee. The Committee may adopt other procedural rules that are not inconsistent with the Bylaws.

E. The Committee may, at its discretion, include in its meetings non-member directors, officers of the Company and any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Chief Executive Officer may not be present during voting or deliberations concerning his or her compensation, and the Committee may exclude from its meetings any persons it deems appropriate.

F. The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board. The Chairperson of the Committee shall provide to the Board such reports on the activities of the Committee as the Board may from time to time request.

4. Authority and Responsibilities of the Committee—Compensation

The Committee shall have overall responsibility for developing, approving and administering the Company’s executive compensation agreements, plans and programs. The Committee’s objective is to provide compensation to the executive officers of the Company and its subsidiaries in such a manner as to attract and retain the best available personnel for positions of substantial responsibility with the Company and its subsidiaries and to provide incentives for such persons to perform to the best of their abilities for the Company and its subsidiaries. The Committee shall have the authority to take the following actions, as it determines advisable from time to time:

A. Review and approve the Company’s compensation philosophy and objectives and annual and long-term performance goals for executive officers.

B. Review and evaluate the performance and compensation of the Chief Executive Officer and other executive officers.

C. Review and approve all employment agreements, severance agreements, stock option agreements and other compensation agreements with executive officers.

D. Review and determine the individual elements of total compensation for the Chief Executive Officer and the other executive officers, subject to the terms of any long-term employment agreements that may have been entered into with such persons.

E. Advise management and outside consultants that they are expected to provide the Committee with timely notice of significant executive compensation and management development issues.

F. Select, evaluate and replace executive compensation and executive search firms.

G. Review and recommend the compensation of non-employee directors, including, without limitation, annual retainers, meeting fees, committee fees, committee chair fees and stock awards.

H. Administer the Company’s stock option plans and other equity and cash-based incentive plans for directors, officers and other key employees by, among other things, (i) recommending stock option plans and other equity and cash-based incentive plans for adoption by the Board and, if required by applicable law, by the Company’s shareholders, and (ii) granting awards under such plans or recommending awards for approval by the Board.

I. Prepare an annual report regarding executive compensation for inclusion in the Company’s proxy statement if required by SEC regulations.

J. Conduct investigations into any matters that are within the scope of the Committee’s responsibilities.

K. Consider and advise the Board regarding management succession and continuity.

L. Perform such other activities that are consistent with this Charter, the Company’s Bylaws, applicable law and Board directives as the Committee determines are required or appropriate in order to carry out its responsibilities.

5. Authority and Responsibilities of the Committee—Director Nominations

The Committee shall be responsible for: (a) identifying individuals qualified to serve as members of the Board; (b) recommending to the Board the persons to be nominated by the Board as nominees for director at each annual meeting of shareholders of the Company; (c) assessing the appropriate mix of skills and characteristics required of Board members in the context of the perceived needs of the Board at a given point in time, and not all of the above factors are weighted equally. The Committee shall have the authority to take the following actions, as it determines advisable from time to time:

A. Review the appropriateness of the size and composition of the Board, giving due consideration to such factors as the business experience and expertise of each Board member, and make recommendations to the Board as it deems appropriate.

B. Establish the factors to be considered when selecting candidates to recommend as director;

C. Identify qualified individuals to be recruited for service on the Board.

D. Establish procedures for shareholders to follow who desire to recommend candidates for director;

E. Consider candidates for director recommended by the Company’s shareholders, provided the shareholders have followed procedures established from time to time by the Committee or the Board for this purpose.

F. Perform any other duties delegated to the Committee by the Board.

G. Perform such other activities that are consistent with this Charter, the Company’s Bylaws, applicable law and Board directives as the Committee determines are required or appropriate in order to carry out its responsibilities.

6. Resources

The Committee:

A. May retain at the Company’s expense independent compensation consultants, counsel and other advisers.

B. May discuss with the Company’s counsel legal matters that may have a material impact on the Committee’s responsibilities described in this Charter.

C. Should have unrestricted access to the Company’s independent accountants, counsel, officers and employees for purposes related to the Committee’s activities under this Charter.

7. Authority of the Board of Directors

Notwithstanding any provision of this Charter to the contrary, the Board is entitled to modify or rescind any action or determination that is made by the Committee.

8. Amendments

The Board may from time to time and at any time amend this Charter. The Committee may from time to time assess the adequacy of this Charter and recommend to the Board any changes it deems desirable.

PROXY

ALLIANCE BANCSHARES CALIFORNIA

ANNUAL MEETING OF SHAREHOLDERS

May 26, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ALLIANCE BANCSHARES CALIFORNIA

The undersigned hereby appoints Lyn S. Caron and Michael L. Abrams, and each of them, the proxy or proxies of the undersigned with full powers of substitution to each to attend the 2006 Annual Meeting of Shareholders of Alliance Bancshares California to be held on Friday, May 26, 2006 at the Four Points Sheraton Hotel, 5990 Green Valley Circle, Culver City, California, beginning at 10:00 A.M. local time, and any adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on the reverse side, and on any other matters properly brought before the Meeting or any adjournments thereof, all as set forth in the Proxy Statement dated April 28, 2006.

(Please mark your choice like this ☒ in black or blue ink.)

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE

“FOR” ALL NOMINEES

AND

“FOR” RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

1.	Election of the following nominees as directors:

Michael L. Abrams	Curtis S. Reis
Robert H. Bothner	D. Gregory Scott
Lyn S. Caron	Andrew A. Talley
Willie D. Davis	Robert H. Thompson

☐ FOR	☐ WITHHOLD

(Authority to vote for any nominee may be withheld by lining through or otherwise striking out the name of such nominee.)

2.	Ratification of the selection of McGladrey & Pullen, LLP as independent auditors:

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	Upon such other matters as may properly come before the Meeting or any adjournments thereof.

(This proxy is continued on the reverse side. Please date, sign and return promptly.)

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT, 2005 SUMMARY ANNUAL REPORT AND FORM 10-KSB OF ALLIANCE BANCSHARES CALIFORNIA.

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signature is by attorney, executor, administrator, trustee or guardian, please give full title.)

Date:	, 2006

Signature

Signature if held jointly

I plan to attend the Meeting: Yes ☐ No ☐

This proxy will be voted FOR the nominees and FOR ratification of the selection of the independent auditors unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the Meeting.